Exhibit 10.4
Nonqualified Stock Option Award Agreement — Schedule A
Notice of Option Grant

Participant:	Sue E. Gove

Company:	Golfsmith International Holdings, Inc.

Notice:	You have been granted the following Nonqualified Stock Option to purchase Shares in accordance with the terms of the Plan and the Nonqualified Stock Option Award Agreement attached hereto.

Plan:	Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan

Grant:	Date of Grant: September 29, 2008

Option Price per Share: $2.50 Number of Shares under Option: 200,000

Exercisability:	Subject to the terms of the Plan and this Agreement, your Option may be exercised on and after the dates indicated below as to the number of Shares set forth below opposite each such date, plus any Shares as to which your Option could have been exercised previously but was not so exercised.

Shares	Date
40,000	September 29, 2009
40,000	September 29, 2010
40,000	September 29, 2011
40,000	September 29, 2012
40,000	September 29, 2013

Notwithstanding notwithstanding the foregoing, but subject to the immediately preceding sentence, upon the occurrence of a Change of Control, your Option shall become fully exercisable as to the full number of Shares under your Option.

Expiration Date:	Your Option will expire ten years from the Date of Grant, subject to earlier termination as set forth in the Plan and this Agreement.

Rejection:	If you do not want to accept your Option, please return this Agreement, executed by you on the last page of this Agreement, at any time within ninety (90) days after the Date of Grant to Golfsmith International Holdings, Inc. 11000 N. IH-35, Austin, TX 78753. Do not return a signed copy of this Agreement if you accept your Option. If you do not return a signed copy of this Agreement within ninety (90) days after the Date of Grant, you will have accepted your Option and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan.

Nonqualified Stock Option Award Agreement
               This Nonqualified Stock Option Award Agreement (this “Agreement”) dated as of the Date of Grant (the “Date of Grant”) set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”) is made between Golfsmith International Holdings, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
          1. Definitions.
               (a) Capitalized terms used but not defined herein have the meaning set forth in the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the “Plan”).
               (b) Disability. Disability shall have the meaning contained in Participant’s employment agreement, if applicable. If no such employment agreement exists, Participant’s employment with Golfsmith, a Subsidiary, or an Affiliate shall be treated as terminating by reason of a “Disability” if the Committee determines that his or her employment terminated because he or she no longer was able to perform the essential functions of his or her job as a result of a physical or mental illness even with reasonable accommodation by Golfsmith or a Subsidiary, or an Affiliate.
               (d) Retirement. Participant’s employment shall be treated as terminating by reason of Retirement if his or her employment with Golfsmith, a Subsidiary, or an Affiliate terminates for any reason other than Cause on or after the date he or she reaches at least age 60.
          2. Grant of the Option.
               Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of common stock of the Company, par value $0.001 per share (“Shares”), as set forth in the Grant Notice at an Option Price (“Option Price”) per Share and on the other terms as set forth in the Grant Notice.
          3. Exercisability of the Option.
               The Option shall vest and become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the Expiration Date (the “Expiration Date”) set forth in the Grant Notice, subject to earlier termination as set forth in the Plan and this Agreement.
          4. Method of Exercise of the Option.
               (a) The Participant may exercise the Option, to the extent then exercisable, by delivering a written notice to the Company in a form specified or accepted by the Company, specifying the number of Shares with respect to which the Option is being exercised. Such notice must be signed by the Participant or any other person then having the right to exercise the Option.
               (b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company (i) in United States dollars by personal check, bank draft or money order; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of the Shares for which the Option is so exercised; (iii) subject to such terms, conditions and limitations as the Committee may prescribe, a cashless (broker-assisted) exercise that complies with all applicable laws; or (iv) by a combination of the consideration provided for in the foregoing clauses (i), (ii) and (iii).

          5. Termination.
               The Option shall terminate upon the Participant’s Termination for any reason and no Shares may thereafter be purchased under the Option except as provided below. Notwithstanding anything contained in this Agreement, the Option shall not be exercised after the Expiration Date.
               (a) Termination without Cause or for Good Reason. If the Participant’s Termination is by the Company, a Subsidiary or an Affiliate without Cause or by the Participant for Good Reason or due to the Participant’s Retirement, the Option, to the extent exercisable as of the date of such Termination, shall thereafter be exercisable for a period of three months from the date of such Termination.
               (b) Death and Disability. If the Participant’s Termination is due to the Participant’s death or Disability, the Option, to the extent exercisable as of the date of such Termination, shall thereafter be exercisable until the one-year anniversary of the date of such Termination.
               (d) Termination for Cause or without Good Reason. If the Participant’s Termination is by the Company, a Subsidiary or an Affiliate for Cause (even if on the date of such Termination the Participant has met the definition of Retirement or Disability) or by the Participant without Good Reason, then the portion of the Option that has not been exercised shall immediately terminate.
          6. Transferability of the Option.
               The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him; provided that the Option may be exercised after the Optionee’s death by the beneficiary most recently named by the Optionee in a written designation thereof filed by the Optionee with the Company, in accordance with the Plan. No transfer of the Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee is furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Option.
          7. Taxes and Withholdings.
               At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash (or make other arrangements, in accordance with Article XVI of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by (a) directing the Company to withhold Shares otherwise deliverable to the Participant pursuant to the Option (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by the Participant (or the Participant and the Participant’s spouse jointly) and held by the Participant (or by the Participant and the Participant’s spouse jointly) for not less than two months prior to the date of such tender based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

          8. No Rights as a Shareholder.
               Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.
          9. No Right to Continued Employment.
               Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or a Subsidiary or an Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.
          10. The Plan.
               In consideration for this grant, you agree to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at Golfsmith International Holdings, Inc. 11000 N. IH-35, Austin, TX 78753.
          11. Compliance with Laws and Regulations.
               (a) The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
               (b) It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.
               (c) If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
          12. Notices.
               All notices by the Participant or the Participant’s assignees shall be addressed to Golfsmith International Holdings, Inc. 11000 N. IH-35, Austin, TX 78753, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.
          13. Other Plans.
               The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
By:	/s/ Noel Wilens
	Printed:	Noel Wilens
	Its:	Chairman, Compensation Committee Golfsmith International Holdings, Inc. Board of Directors

I DO NOT accept this Option:

Signature:
Printed Name: Sue. E. Gove